                                                                    Exhibit 99.6

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                         C/O RCG STARBOARD ADVISORS, LLC
                          666 THIRD AVENUE, 26TH FLOOR
                            NEW YORK, NEW YORK 10017

                                                                 October 3, 2007

BY FACSIMILE AND FEDERAL EXPRESS

A. Schulman, Inc.
3550 West Market Street
Akron, Ohio 44333
Attn: Gary J. Elek, Corporate Secretary

      Re:   NOTICE OF  SHAREHOLDER  NOMINATION  FOR ELECTION OF DIRECTORS  FOR
            THE 2007 ANNUAL MEETING OF SHAREHOLDERS OF A. SCHULMAN, INC.

Dear Sir:

      This letter serves as notice to A. Schulman,  Inc., a Delaware corporation
("SHLM"  or  the  "Company"),  as to  the  nomination  by  Starboard  Value  and
Opportunity  Master Fund Ltd., an exempted  company  organized under the laws of the Cayman  Islands  ("Starboard"),  of  nominees  for  election to the Board of
Directors of SHLM (the "SHLM Board") at the 2007 annual meeting of  shareholders of SHLM, or any other  meeting of  shareholders  held in lieu  thereof,  and any adjournments,  postponements,  reschedulings or continuations thereof (the "2007
Annual Meeting").

      This letter and all Exhibits attached hereto are collectively  referred to as the "Notice."  Starboard is the beneficial  owner of 385,951 shares of common stock, $1.00 par value per share (the "Common Stock"),  of SHLM, 1,000 shares of which are held of record. Starboard hereby nominates and notifies the Company of its intent to nominate Jeffrey Solomon, Mark Mitchell, Michael Caporale, Jr. and
Lee Meyer as nominees  (the  "Nominees")  to be elected to the SHLM Board at the
2007 Annual  Meeting.  Starboard  believes  that the terms of four (4) Class III directors currently serving on the SHLM Board expire at the 2007 Annual Meeting.
To the extent that there are in excess of four (4)  vacancies  on the SHLM Board to be filled by election at the 2007 Annual  Meeting or SHLM  increases the size of the SHLM Board  above its  existing  size,  Starboard  reserves  the right to nominate  additional nominees to be elected to the SHLM Board at the 2007 Annual
Meeting.  Additional  nominations  made pursuant to the  preceding  sentence are without  prejudice to the position of Starboard that any attempt to increase the size of the current SHLM Board or to  reconstitute or reconfigure the classes on which the current directors serve constitutes an unlawful manipulation of SHLM's corporate machinery. If this Notice shall be deemed for any reason by a court of competent  jurisdiction to be ineffective  with respect to the nomination of any of the Nominees  nominated by  Starboard at the 2007 Annual  Meeting,  or if any
individual  Nominee  shall be unable to serve for any reason,  this Notice shall continue to be  effective  with respect to the  remaining  Nominee and as to any replacement Nominee(s) selected by Starboard.

      Below please find  information  required by Article III,  Section 3 of the
Amended and Restated Bylaws of SHLM (the "SHLM  Bylaws"),  Regulation 14A of the
Securities  Exchange  Act of 1934,  as amended  (the  "Exchange  Act") and other information  concerning  the Nominees for election as Class III directors at the
2007 Annual Meeting.

      MICHAEL  CAPORALE,  JR.  (AGE 56)  served as  President,  Chief  Executive
Officer and a director of Associated  Materials,  Inc., a leading North American manufacturer and distributor of exterior building  products ("AMI"),  from April
2002  until June 2006 and as  Chairman  of the Board of AMI from  December  2004 until  December  2006. Mr.  Caporale also served as President,  Chief  Executive
Officer and a director of Associated  Materials Holdings Inc., the direct parent of AMI  ("Holdings"),  from April 2002 until June 2006, and as President,  Chief
Executive  Officer and a director of AMH  Holdings,  Inc.,  the direct parent of
Holdings ("AMH"),  from March 2004 until June 2006. In December 2004, AMH sold a
50% equity  interest in AMH to  affiliates  of  Investcorp  S.A. From 2000 until
April 2002,  Mr.  Caporale  served as President and Chief  Executive  Officer of
AMI's Alside division. In April 2002, AMI was transitioned from a public company to private  ownership  following  the  completion  of a $436 million cash tender offer by Harvest  Partners,  a private  equity firm.  Prior to joining AMI, from
1995 through 2000,  Mr.  Caporale  served as President of Great Lakes Window,  a division of Ply Gem Industries,  Inc., a building  products  manufacturer  ("Ply
Gem"). From 1992 through 1995, Mr. Caporale served as Vice President, Operations of Enerpac,  a division of Applied  Power,  Inc.,  where he  developed  logistic systems for the U.S.,  Asia and Europe  markets.  Mr.  Caporale began his career with General  Electric,  Inc.  ("GE") where he spent  seventeen years in various operating  positions in GE's Appliance,  Jet Engine and Transformer  businesses.
Mr. Caporale  received a B.S. in Civil  Engineering and an M.B.A.  from Syracuse
University.  The  principal  business  address of Mr.  Caporale is 3668 Shetland
Trail,  Richfield,  Ohio 44286. The residential  address of Mr. Caporale is 3668
Shetland Trail, Richfield,  Ohio 44286. As of the date hereof, Mr. Caporale does not own any  securities  of SHLM nor has he made any  purchases  or sales of any securities of SHLM during the past two years.

      LEE MEYER (AGE 58) served as President and Chief Executive  Officer of Ply
Gem from  January  2002 to  October  2006.  Mr.  Meyer  previously  had been the
President  of Variform,  Inc.  ("Variform"),  Ply Gem's  Siding and  Accessories
business, since 1998. Mr. Meyer joined Variform in 1993 as the Vice President of
Manufacturing,  and served as Vice President of Operations from 1994 to 1996 and as Senior Vice President and General Manager from 1996 to 1998. Prior to joining
Variform, Mr. Meyer held positions at GE Plastics, Borg Warner Chemicals and the
Chemicals  Division of Quaker Oats. Mr. Meyer served as a member of the Board of
Directors  of PW Eagle,  Inc.,  a  polyvinyl  chloride  (PVC) pipe and  fittings manufacturer,  from May 2006 until its acquisition by J-M Manufacturing Company,
Inc. in June 2007.  Mr.  Meyer has been a member of the Vinyl  Siding  Institute
("VSI") since 1994, and is currently a member of VSI's Board of Directors and is
the  Chairman  of  VSI's  Certification  Oversight  Committee,   which  oversees
voluntary minimum standards for vinyl siding products. Mr. Meyer received a B.S.
in  Chemical  Engineering  and an  M.B.A.  in  Finance  and  Economics  from the
University of Nebraska.  Mr. Meyer is also a Registered  Professional  Engineer.
The  principal  business  address  of Mr.  Meyer is 208 Shawna  Drive,  Kearney,
Missouri  64060.  The  residential  address of Mr.  Meyer is 208  Shawna  Drive,
Kearney,  Missouri  64060.  As of the date  hereof,  Mr.  Meyer does not own any securities of SHLM nor has he made any  purchases or sales of any  securities of
SHLM during the past two years.

      JEFFREY M. SOLOMON (AGE 41) is a Managing  Member of Ramius Capital Group,
L.L.C., a private investment management firm ("Ramius Capital"), and a member of
Ramius Capital's  Executive  Committee and Management  Board.  Along with Morgan
Stark, Mr. Solomon is responsible for overseeing Ramius Capital's multi-strategy and single strategy investment platforms. Mr. Solomon was previously responsible for managing a number of specific  investment  portfolios at Ramius Capital and, until recently, was also responsible for overseeing Ramius Capital's technology, operations and finance functions.  Mr. Solomon joined Ramius Capital when it was founded  in 1994.  From  1991 to 1994,  Mr.  Solomon  was at  Republic  New York
Securities  Corporation,  the brokerage affiliate of Republic National Bank (now part of the HSBC  Group)  ("Republic").  As head of  Corporate  Development  and
Strategic  Planning,  Mr. Solomon  coordinated  the budget process and marketing effort of Republic and directed its numerous regulatory filings with the Federal
Reserve Board. In 1993, Mr. Solomon supervised  Republic's expansion into Europe by overseeing the creation of its U.K. affiliate.  He was named Republic's Chief
Administrative  Officer and was  responsible  for supervising the integration of systems and operations on a worldwide  basis. He was also a member of the Credit
Committee of  Republic's  Board of  Directors.  Prior to joining  Republic,  Mr.
Solomon was in the Mergers and  Acquisitions  Group at Shearson Lehman Brothers.
Mr.  Solomon was also part of the  internal  corporate  finance team at Shearson
Lehman  Brothers that worked  closely with senior  management in evaluating  the company's  operations,  capital usage and investment  strategies,  including the acquisition and disposition of corporate assets.  Currently,  Mr. Solomon serves on the Board of Directors of Hale & Hearty  Soups,  a New York based  restaurant chain and NuGo Nutrition,  the  manufacturer of NuGo Nutrition Bars. Mr. Solomon received a B.A. in Economics from the University of Pennsylvania.  The principal business address of Mr. Solomon is c/o Ramius Capital Group,  L.L.C.,  666 Third
Avenue,  26th Floor,  New York, New York 10017.  The residential  address of Mr.
Solomon is 44 Kilmer Road, Larchmont,  New York 10538. As of the date hereof, as a Managing Member of Ramius  Capital,  Mr. Solomon may be deemed to beneficially own  1,335,150  shares  of  Common  Stock of  SHLM.  For  information  regarding purchases  and  sales  during  the past  two  years by  Ramius  Capital  and its affiliates in securities of SHLM (without conceding that any such information is required to be disclosed in this Notice), please see EXHIBIT A.

      MARK MITCHELL (AGE 46) is a partner of Ramius  Capital,  a position he has held since February 2007, and is a member of Ramius Capital's  Management Board.
Prior to February 2007, Mr. Mitchell served as an Executive Managing Director of
Ramius  Capital since July 2006 and as a Managing  Director  since 1999. He is a member of the board of directors of CPI Corporation, an NYSE-listed company, and
I-many,  Inc.,  a  Nasdaq-listed  company.  Mr.  Mitchell  has  over 23 years of investment  management  experience and currently heads Ramius  Capital's  merger arbitrage business and co-heads Ramius Capital's  opportunistic  value investing business.  Mr.  Mitchell  holds a B.S.  in  Economics  from  the  University  of
Pennsylvania,   Wharton  School  of  Business,  and  an  M.B.A.  from  New  York
University,  Stern School of Business.  The  principal  business  address of Mr.
Mitchell is c/o Ramius Capital Group,  L.L.C., 666 Third Avenue, 26th Floor, New
York,  New York 10017.  The  residential  address of Mr.  Mitchell is 8 Kirkview
Circle,  Westfield,  New Jersey 07090. As of the date hereof,  Mr. Mitchell does not own any  securities  of SHLM,  nor has he made any purchases or sales of any securities of SHLM during the past two years.

      Starboard  and certain other  affiliates of Ramius  Capital have signed or intend to sign letter agreements  pursuant to which they agree to indemnify each of Messrs. Solomon, Mitchell, Caporale and Meyer against claims arising from the solicitation  of proxies from SHLM's  shareholders  in connection  with the 2007
Annual Meeting and any related transactions.

      In addition,  RCG Starboard Advisors,  LLC, a subsidiary of Ramius Capital
("RCG Starboard"),  has signed or intends to sign compensation letter agreements with each of Messrs.  Caporale and Meyer pursuant to which RCG Starboard  agrees to pay each such nominee  $5,000 in cash upon the  submission  of this letter by
Starboard  to  SHLM.  Pursuant  to  such  compensation  letter  agreements,  RCG
Starboard will also agree that upon the filing of a definitive  proxy  statement
with  the  Securities  and  Exchange   Commission  (the  "SEC")  relating  to  a
solicitation  of proxies in favor of each such nominee's  election as a director at the 2007  Annual  Meeting,  RCG  Starboard  will allow  each such  nominee to receive a profit  participation with respect to the sale by RCG Starboard or its affiliates  of the  last  $20,000  worth  of  shares  of  Common  Stock  of SHLM beneficially owned by RCG Starboard to an unaffiliated third party.

      Ramius Capital has jointly filed a Schedule 13D with respect to the Common
Stock with  certain  other  entities  and  persons  pursuant  to a joint  filing agreement. Mr. Solomon is a member of a Section 13(d) group that includes Ramius
Capital, Starboard and certain other affiliates of Ramius Capital and is a party to the aforementioned joint filing agreement.  Reference is made to the Schedule
13D  initially  filed on April 2, 2007,  as it may be amended  from time to time
(the "Schedule  13D"), as filed and to be filed with the Securities and Exchange
Commission (the "SEC"), for information regarding other entities that are or may be deemed to be members in a group described therein.

      Other than as stated above,  there are no arrangements  or  understandings between  Starboard  and each Nominee or any other person or persons  pursuant to which the nominations  described  herein are to be made, other than the consents by the  Nominees  to be  named as a  nominee  in this  Notice,  to be named as a nominee  in any  proxy  statement  filed by  Starboard  in  connection  with the solicitation  of SHLM  shareholders  and to serve as a director  of SHLM,  if so elected. Such consents are attached hereto as EXHIBIT B.

      Except as set forth in this Notice  (including the Exhibits  hereto),  (i)
during the past 10 years, no Nominee has been convicted in a criminal proceeding
(excluding traffic violations or similar misdemeanors); (ii) no Nominee directly or indirectly  beneficially  owns any securities of SHLM;  (iii) no Nominee owns any securities of SHLM which are owned of record but not  beneficially;  (iv) no
Nominee has purchased or sold any  securities of SHLM during the past two years;
(v) no part of the  purchase  price or market  value of the  securities  of SHLM owned by any Nominee is represented by funds borrowed or otherwise  obtained for the purpose of  acquiring  or holding  such  securities;  (vi) no Nominee is, or
within  the  past  year  was,  a  party  to  any   contract,   arrangements   or
understandings  with  any  person  with  respect  to  any  securities  of  SHLM, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits,  or the giving or  withholding  of proxies;  (vii) no  associate of any

Nominee owns  beneficially,  directly or  indirectly,  any  securities  of SHLM;
(viii) no Nominee owns beneficially,  directly or indirectly,  any securities of any parent or subsidiary of SHLM; (ix) no Nominee or any of his associates was a party to any transaction, or series of similar transactions, since the beginning of SHLM's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions,  to which SHLM or any of its subsidiaries was or is to be a party,  in which the  amount  involved  exceeds  $120,000;  (x) no
Nominee or any of his associates has any arrangement or  understanding  with any person with respect to any future employment by SHLM or its affiliates,  or with respect to any future  transactions  to which SHLM or any of its affiliates will or may be a party;  and (xi) no Nominee has a  substantial  interest,  direct or indirect,  by  securities  holdings or otherwise in any matter to be acted on at the 2007 Annual Meeting.  There are no material proceedings to which any Nominee or any of his  associates is a party adverse to SHLM or any of its  subsidiaries or has a  material  interest  adverse to SHLM or any of its  subsidiaries.  With respect  to  each  of the  Nominees,  none  of the  events  enumerated  in  Item
401(f)(1)-(6) of Regulation S-K of the Securities  Exchange Act of 1934 occurred during the past five years.

      THE NAME AND RECORD ADDRESS OF THE SHAREHOLDER SUBMITTING THE NOTICE IS AS
FOLLOWS:

      Starboard Value and Opportunity Master Fund Ltd
      Citco Fund Services
      West Bay Rd
      Corporate Centre
      Georgetown  Cayman Islands

      THE CLASS AND  NUMBER OF  SHARES OF COMMON  STOCK  WHICH ARE  BENEFICIALLY
OWNED BY STARBOARD AS OF THE DATE HEREOF IS AS FOLLOWS:

      Starboard is currently the  beneficial  owner of 385,951  shares of Common
Stock of SHLM, 1,000 shares of which are held of record.

      DESCRIPTION OF ALL  ARRANGEMENTS OR  UNDERSTANDINGS  AMONG THE SHAREHOLDER
SUBMITTING THIS NOTICE AND EACH NOMINEE:

      Other than as stated herein,  there are no arrangements or  understandings between  Starboard  and each Nominee or any other person or persons  pursuant to the nominations described herein.

      A  REPRESENTATION  THAT THE SHAREHOLDER  SUBMITTING THIS NOTICE INTENDS TO
APPEAR IN PERSON OR BY PROXY AT THE  MEETING TO NOMINATE  THE  PERSONS  NAMED IN
THIS NOTICE:

      Starboard  represents that a representative of Starboard intends to appear in  person  or by proxy at the 2007  Annual  Meeting  to  nominate  the  persons specified in this Notice for election to the SHLM Board.

      ALL OTHER INFORMATION FOR STARBOARD THAT WOULD BE REQUIRED TO BE FILED FOR
A PARTICIPANT IN A SOLICITATION SUBJECT TO SECTION 14 OF THE SECURITIES EXCHANGE
ACT OF 1934, AS AMENDED, IS AS FOLLOWS:

      (a) ANY SUBSTANTIAL INTEREST,  DIRECT OR INDIRECT, BY SECURITY HOLDINGS OR
OTHERWISE,  OF  STARBOARD  IN ANY  MATTER  TO BE ACTED  UPON AT THE 2007  ANNUAL
MEETING:

      Starboard does not have a substantial  interest in any matters to be acted upon at the 2007 Annual Meeting except as otherwise set forth herein.

      (b) STATE WITH RESPECT TO ALL  SECURITIES OF THE  REGISTRANT  PURCHASED OR
SOLD WITHIN THE PAST TWO YEARS,  THE DATES ON WHICH THEY WERE  PURCHASED OR SOLD
AND THE AMOUNT PURCHASED OR SOLD ON EACH SUCH DATE:

      Please see Exhibit A for information  regarding purchases and sales during the past two years by Starboard in securities of SHLM.

      (c) THE AMOUNT OF  SECURITIES  OF SHLM  OWNED  BENEFICIALLY,  DIRECTLY  OR
INDIRECTLY,  BY EACH OF THE PARTICIPANT'S ASSOCIATES AND THE NAME AND ADDRESS OF
EACH SUCH ASSOCIATE:

Name                  Business Address              Beneficial Ownership
----                  ----------------              --------------------

Starboard Value and   Citco Fund Services           385,951 shares
Opportunity Master    West Bay Rd.
Fund Ltd.             Corporate Centre
                      Georgetown Cayman Islands

Parche, LLC           666 Third Avenue              212,215 shares
                      26th Floor
                      New York, New York 10017

Starboard Value &     666 Third Avenue              736,984 shares
Opportunity Fund, LLC 26th Floor
                      New York, New York 10017

RCG Starboard         666 Third Avenue              1,335,150 shares
Advisors, LLC         26th Floor
                      New York, New York 10017

Ramius Capital        666 Third Avenue              1,335,150 shares
Group, L.L.C.         26th Floor
                      New York, New York 10017

C4S & Co., L.L.C.     666 Third Avenue              1,335,150 shares
                      26th Floor
                      New York, New York 10017

Peter A. Cohen        666 Third Avenue              1,335,150 shares
                      26th Floor
                      New York, New York 10017

Morgan B. Stark       666 Third Avenue              1,335,150 shares
                      26th Floor
                      New York, New York 10017

Jeffrey M. Solomon    666 Third Avenue              1,335,150 shares
                      26th Floor
                      New York, New York 10017

Thomas W. Strauss     666 Third Avenue              1,335,150 shares
                      26th Floor
                      New York, New York 10017

Mark Mitchell         666 Third Avenue              0 shares
                      26th Floor
                      New York, New York 10017

Michael Caporale, Jr. 3668 Shetland Trail           0 shares
                      Richfield, Ohio 44286

Lee Meyer             208 Shawna Drive              0 shares
                      Kearney, Missouri 64060

      Except as set forth in this Notice  (including the Exhibits  hereto),  (i)
during  the past 10  years,  Starboard  has not  been  convicted  in a  criminal
proceeding  (excluding  traffic  violations  or  similar   misdemeanors);   (ii)
Starboard  does not directly or indirectly  beneficially  own any  securities of
SHLM;  (iii)  Starboard  does not own any  securities of SHLM which are owned of record  but not  beneficially;  (iv)  Starboard  has not  purchased  or sold any securities of SHLM during the past two years;  (v) no part of the purchase price or market value of the  securities of SHLM owned by Starboard is  represented by funds  borrowed or  otherwise  obtained  for the purpose of acquiring or holding such  securities;  (vi)  Starboard  is not, nor within the past year has been, a party to any  contract,  arrangements  or  understandings  with any person  with respect  to any  securities  of  SHLM,  including,  but not  limited  to,  joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees  of  profit,  division  of  losses  or  profits,  or  the  giving  or withholding  of proxies;  (vii) no  associate of  Starboard  owns  beneficially, directly or indirectly,  any securities of SHLM;  (viii)  Starboard does not own beneficially, directly or indirectly, any securities of any parent or subsidiary of SHLM;  (ix) neither  Starboard nor any of its  associates  was a party to any transaction,  or series of similar  transactions,  since the beginning of SHLM's last fiscal year, or is a party to any currently proposed transaction, or series of similar  transactions,  to which SHLM or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) neither Starboard nor any of its associates has any arrangement or  understanding  with any person with respect to any future employment by SHLM or its affiliates, or with respect to any future transactions to which SHLM or any of its affiliates will or may be a party;  and (xi) Starboard does not have any substantial  interest,  direct or indirect,  by  securities  holdings or otherwise in any matter to be acted on at the 2007 Annual Meeting. There are no material proceedings to which Starboard or any of its  affiliates  or  associates  is a party adverse to SHLM or any of its subsidiaries  or  has a  material  interest  adverse  to  SHLM  or  any  of  its subsidiaries.  With respect to Starboard,  none of the events enumerated in Item
401(f)(1)-(6) of Regulation S-K of the Securities  Exchange Act of 1934 occurred during the past five years.

                                    * * *

      Please  address any  correspondence  to  Starboard  Value and  Opportunity
Master  Fund  Ltd.,  Attention:  Jeffrey C.  Smith,  telephone  (212)  845-7955, facsimile  (212)  201-4802  and  Owen  S.  Littman,  telephone  (212)  201-4841, facsimile  (212)  845-7995  (with a copy to our counsel,  Olshan  Grundman Frome
Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street,  New York, New
York 10022, Attention: Steven Wolosky, Esq., telephone (212) 451-2333, facsimile
(212)  451-2222).  The  giving  of this  Notice  is not an  admission  that  any purported  procedures  for notice  concerning the nomination of directors to the
SHLM Board and submission of business proposals are legal, valid or binding, and
Starboard reserves the right to challenge their validity.

                                    Very truly yours,

                                    STARBOARD VALUE AND OPPORTUNITY MASTER
                                    FUND LTD.

                                    By: /s/ Mark Mitchell
                                        ----------------------------------------
                                    Name:  Mark Mitchell
                                    Title: Authorized Signatory

                                    EXHIBIT A

                       TRANSACTIONS IN SECURITIES OF SHLM
                            DURING THE PAST TWO YEARS

  Shares of Common Stock           Price Per                  Date of
    Purchased / (Sold)              Share($)              Purchase / Sale
    ------------------              --------              ---------------

                     STARBOARD VALUE & OPPORTUNITY FUND, LLC
                     ---------------------------------------

           3,114                    22.4965                   08/21/06
           5,430                    22.5000                   08/21/06
            (507)                   24.5268                   11/09/06
         (33,600)                   24.5004                   11/09/06
         (21,000)                   24.6002                   11/10/06
          (2,268)                   24.5307                   11/13/06
          (8,400)                   24.4350                   11/14/06
          (1,688)                   24.2575                   11/14/06
         (10,668)                   24.2266                   11/14/06
         (14,391)                   24.1085                   11/15/06
          (2,480)                   23.6113                   11/17/06
         (10,416)                   23.6003                   11/17/06
         (42,000)                   22.7300                   11/27/06
         (57,120)                   20.8111                   01/11/07
         (26,880)                   20.8505                   01/12/07
          (2,567)                   21.1286                   01/19/07
          (4,200)                   20.9000                   01/19/07
         (16,800)                   21.0261                   01/23/07
         (11,004)                   21.0010                   01/24/07
         (11,629)                   21.0000                   01/30/07
          (9,240)                   21.0730                   02/01/07
          (1,596)                   21.0000                   02/02/07
         (26,964)                   21.0115                   02/13/07
         (28,080)                   23.8951                   04/03/07
        (112,560)                   23.3090                   04/04/07
         (67,620)                   22.1172                   04/05/07
         (25,200)                   24.0521                   06/06/07
         (42,000)                   23.6795                   06/07/07
          67,200                    21.5275                   06/13/07
          84,000                    21.2981                   06/13/07

          33,946                    21.1200                   06/13/07
          42,000                    21.4000                   06/14/07
          21,000                    21.2522                   06/14/07
          42,000                    21.3740                   06/15/07
           5,336                    25.0783                   07/10/07
          13,020                    25.2256                   07/11/07
          20,160                    25.6809                   07/12/07
          20,284                    25.8910                   07/16/07

                STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.
                ------------------------------------------------

          33,432                    22.4403                   08/03/07
          50,568                    21.4353                   08/06/07
          51,240                    20.3694                   08/07/07
          32,760                    20.9462                   08/08/07
          20,551                    19.6331                   08/09/07
          21,000                    19.6393                   08/09/07
          16,800                    20.7000                   08/14/07
           5,040                    20.4494                   08/28/07
          17,388                    20.9393                   08/29/07
          32,172                    21.3533                   08/30/07
          15,120                    21.4671                   08/31/07
           5,880                    21.6181                   09/04/07
          12,600                    21.2534                   09/05/07
          12,600                    21.3691                   09/06/07
          26,880                    19.4678                   09/14/07
          23,520                    19.5483                   09/17/07
           8,400                    19.8122                   09/18/07

                                   PARCHE, LLC
                                   -----------

           1,035                    22.5000                   08/21/06
             593                    22.4965                   08/21/06
             (97)                   24.5268                   11/09/06
          (6,400)                   24.5004                   11/09/06
          (4,000)                   24.6002                   11/10/06
            (432)                   24.5307                   11/13/06
          (1,600)                   24.4350                   11/14/06
            (321)                   24.2575                   11/14/06
          (2,032)                   24.2266                   11/14/06
          (2,741)                   24.1085                   11/15/06
            (472)                   23.6113                   11/17/06
          (1,984)                   23.6003                   11/17/06
          (8,000)                   22.7300                   11/27/06

         (10,880)                   20.8111                   01/11/07
          (5,120)                   20.8505                   01/12/07
            (489)                   21.1286                   01/19/07
            (800)                   20.9000                   01/19/07
          (3,200)                   21.0261                   01/23/07
          (2,096)                   21.0010                   01/24/07
          (2,215)                   21.0000                   01/30/07
          (1,760)                   21.0730                   02/01/07
            (304)                   21.0000                   02/02/07
          (5,136)                   21.0115                   02/13/07
          (7,020)                   23.8951                   04/03/07
         (21,440)                   23.3090                   04/04/07
         (12,880)                   22.1172                   04/05/07
          (4,800)                   24.0521                   06/06/07
          (8,000)                   23.6795                   06/07/07
          12,800                    21.5275                   06/13/07
          16,000                    21.2981                   06/13/07
           6,466                    21.1200                   06/13/07
           8,000                    21.4000                   06/14/07
           4,000                    21.2522                   06/14/07
           8,000                    21.3740                   06/15/07
           1,016                    25.0783                   07/10/07
           2,480                    25.2256                   07/11/07
           3,840                    25.6809                   07/12/07
           3,864                    25.8910                   07/16/07
           6,368                    22.4403                   08/03/07
           9,632                    21.4353                   08/06/07
           9,760                    20.3694                   08/07/07
           6,240                    20.9462                   08/08/07
           3,914                    19.6331                   08/09/07
           4,000                    19.6393                   08/09/07
           3,200                    20.7000                   08/14/07
             960                    20.4494                   08/28/07
           3,312                    20.9393                   08/29/07
           6,128                    21.3533                   08/30/07
           2,880                    21.4671                   08/31/07
           1,120                    21.6181                   09/04/07
           2,400                    21.2534                   09/05/07
           2,400                    21.3691                   09/06/07
           5,120                    19.4678                   09/14/07
           4,480                    19.5483                   09/17/07
           1,600                    19.8122                   09/18/07

                                 JEFFREY SOLOMON
                                 ---------------

                                      NONE

                                    EXHIBIT B

                                NOMINEE CONSENTS

                              MICHAEL CAPORALE, JR.
                               3668 Shetland Trail
                              Richfield, Ohio 44286

                                                              September 24, 2007

A. Schulman, Inc.
3550 West Market Street
Akron, Ohio 44333
Attn: Gary J. Elek, Corporate Secretary

Dear Sir:

      You are hereby notified that the  undersigned  consents to (i) being named as a nominee in the notice provided by Starboard  Value and  Opportunity  Master
Fund Ltd.  ("Starboard")  of its  intention  to nominate  the  undersigned  as a director of A.  Schulman,  Inc. ("A.  Schulman")  at the 2007 annual  meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual
Meeting"),  (ii)  being  named as a  nominee  in any  proxy  statement  filed by
Starboard in connection with the solicitation of proxies or written consents for election  of the  undersigned  at the  Annual  Meeting,  and (iii)  serving as a director of A. Schulman if elected at the Annual Meeting.

                                    Very truly yours,

                                    /s/ Michael Caporale, Jr.

                                    Michael Caporale, Jr.

                                    LEE MEYER
                                208 Shawna Drive
                                Kearney, MO 64060

                                                              September 24, 2007

A. Schulman, Inc.
3550 West Market Street
Akron, Ohio 44333
Attn: Gary J. Elek, Corporate Secretary

Dear Sir:

      You are hereby notified that the  undersigned  consents to (i) being named as a nominee in the notice provided by Starboard  Value and  Opportunity  Master
Fund Ltd.  ("Starboard")  of its  intention  to nominate  the  undersigned  as a director of A.  Schulman,  Inc. ("A.  Schulman")  at the 2007 annual  meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual
Meeting"),  (ii)  being  named as a  nominee  in any  proxy  statement  filed by
Starboard in connection with the solicitation of proxies or written consents for election  of the  undersigned  at the  Annual  Meeting,  and (iii)  serving as a director of A. Schulman if elected at the Annual Meeting.

                                    Very truly yours,

                                    /s/ Lee Meyer

                                    Lee Meyer

                                  MARK MITCHELL
                        c/o Ramius Capital Group, L.L.C.
                          666 Third Avenue, 26th Floor
                            New York, New York 10017

                                                              September 24, 2007

A. Schulman, Inc.
3550 West Market Street
Akron, Ohio 44333
Attn: Gary J. Elek, Corporate Secretary

Dear Sir:

      You are hereby notified that the  undersigned  consents to (i) being named as a nominee in the notice provided by Starboard  Value and  Opportunity  Master
Fund Ltd.  ("Starboard")  of its  intention  to nominate  the  undersigned  as a director of A.  Schulman,  Inc. ("A.  Schulman")  at the 2007 annual  meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual
Meeting"),  (ii)  being  named as a  nominee  in any  proxy  statement  filed by
Starboard in connection with the solicitation of proxies or written consents for election  of the  undersigned  at the  Annual  Meeting,  and (iii)  serving as a director of A. Schulman if elected at the Annual Meeting.

                                    Very truly yours,

                                    /s/ Mark Mitchell

                                    Mark Mitchell

                                 JEFFREY SOLOMON
                        c/o Ramius Capital Group, L.L.C.
                          666 Third Avenue, 26th Floor
                            New York, New York 10017

                                                              September 24, 2007

A. Schulman, Inc.
3550 West Market Street
Akron, Ohio 44333
Attn: Gary J. Elek, Corporate Secretary

Dear Sir:

      You are hereby notified that the  undersigned  consents to (i) being named as a nominee in the notice provided by Starboard  Value and  Opportunity  Master
Fund Ltd.  ("Starboard")  of its  intention  to nominate  the  undersigned  as a director of A.  Schulman,  Inc. ("A.  Schulman")  at the 2007 annual  meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the "Annual
Meeting"),  (ii)  being  named as a  nominee  in any  proxy  statement  filed by
Starboard in connection with the solicitation of proxies or written consents for election  of the  undersigned  at the  Annual  Meeting,  and (iii)  serving as a director of A. Schulman if elected at the Annual Meeting.

                                    Very truly yours,

                                    /s/ Jeffrey Solomon

                                    Jeffrey Solomon